EXHIBIT 4.4

                              WAIVER AND AMENDMENT

     THIS WAIVER AND AMENDMENT AGREEMENT is entered into February 11, 1998 ("Waiver") among Market Hub Partners, L.P. (the "Company") and the registered holders of the Company's 10.09% Senior Notes due December 31, 2001 signatory hereto (the "Holders"). The Senior Notes were issued pursuant to a Note Purchase Agreement dated as of April 11, 1997 (the "Agreement") among the Company and John Hancock Mutual Life Insurance Company, Signature IA (Cayman), Ltd., Connecticut General Life Insurance Company (on its own behalf and on behalf of one or more separate accounts), Life Insurance Company of North America, The Travelers Insurance Company, Massachusetts Mutual Life Insurance Company, CM Life Insurance Company, and MassMutual Corporate Value Partners Limited.

     Capitalized terms not defined in this Waiver shall have the meanings given therefor in the Agreement.

     The Company has advised the Holders that it desires to prepay the Subordinated Notes and that it desires to amend the covenant in the Agreement limiting incurrence of Debt. The Holders are willing to permit such prepayment and for such purpose to waive compliance with the covenant limiting Restricted Payments and to amend the covenant in the Agreement limiting incurrence of Debt on the terms and conditions of this Waiver.

     NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree:

     1. RESTRICTED PAYMENT WAIVER. At the date of this Waiver, the Company represents and warrants that, in compliance with the provisions of paragraph
10.2.1 of the Agreement, it could make a Restricted Payment of $7,000,000 (a "Complying Payment"). The Holders waive compliance by the Company with its covenant in paragraph 10.2.1 of the Note Agreement to the extent required for the Company to prepay the Subordinated Notes, in an amount which when aggregated with the Complying Payment, does not exceed $17,800,000, and thereafter, paragraph 10.2.1 of the Agreement is amended to read as follows: "No Member shall make, declare or incur any liability to make any Restricted Payment."

     2. LIMITATION ON CONSOLIDATED TOTAL DEBT. Clause (ii) of paragraph 10.1.3 of the Agreement is amended to read as follows: "Immediately after the incurrence of such Debt, Consolidated Total Debt does not exceed 80% of Consolidated Total Capitalization."

     3. COMPANY GUARANTEES. Paragraph 10.6 of the Agreement is amended to read as follows: "The Company will not make or enter into any Guarantees of Construction Debt", and Schedule B to the Agreement is amended by the deletion of the term "Permitted Construction Debt Guaranty".

     4. INTEREST RATE ON NOTES. From and after the date of this Waiver as written above, the principal amount from time to time unpaid and not yet due under each of the Notes shall accrue interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of 10.34% per annum, due and payable semi-annually in arrears on each June 30 and December 31 of each calendar year and any principal of any Note which is not paid when due shall bear interest, payable on demand, at the rate of 12.34% per annum, whether overdue by acceleration or otherwise. The Company, at its sole cost and expense, shall upon request of any Purchaser and against surrender by such Purchaser of its existing Note(s), issue and deliver to such Purchaser a replacement Note or Notes in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note(s) in the form of Exhibit A attached hereto, dated the date to which interest shall have then been paid on the surrendered Note(s). The failure of a Purchaser to make such request or surrender any Note for replacement in accordance with this Section 4, shall not, however, affect the Company's obligation to pay interest on such Note in accordance with the terms hereof. In addition, Exhibit A attached shall be substituted for the Exhibit A to the Agreement and any Note issued upon any transfer or exchange of a Note pursuant to paragraph 13.2 of the Agreement or in replacement of a Note pursuant to paragraph 13.3 of the Agreement shall be issued solely in the form of Exhibit A, regardless of whether or not the Note being transferred, exchanged or replaced shall have previously been reissued in the form of Exhibit A.

     5. PARAGRAPH 10.5 OF THE AGREEMENT. From and after the date of this Waiver subparagraph (i) of paragraph 10.5 of the Agreement shall be amended such that the words "business entity" shall be substituted for the word
"corporation" each time it appears in such subparagraph (i).

     6. EFFECTIVENESS OF THIS WAIVER. Sections 1, 2, 3 and 4 of this Waiver shall be effective solely if Market Hub Partners Storage, L.P. and Market Hub Partners Finance, Inc. shall have sold at least $110,000,000 (but not more than $115,000,000) in aggregate principal amount of debt securities (such securities, the "Rule 144A Securities") having a rating at the time of issuance of not less than BB- by Standard and Poor's Rating Group ("S&P") and Ba3 by Moody's Investors Service ("Moodys") (and no other rating agency shall have rated such Rule 144A Securities less favorably) in a private offering effected under Rule 144A under the Securities Act on or before March 31, 1998; PROVIDED, if as of the date of issuance, the Rule 144A Securities shall have been rated less than BB- by S&P or Ba3 by Moodys, Sections 1, 2, 3 and 4 of this Waiver shall nonetheless be effective if at the time of issuance of the Rule 144A Securities the Notes shall have been rated at least B- by S&P or B3 by Moodys (and no rating agency shall have rated the Notes less favorably). Nothing in this
Section 6 shall constitute a waiver by the Purchasers of compliance by the Company with any covenant set forth in the Agreement (as the same is amended pursuant to this Waiver) in connection with the issuance of the Rule 144A Securities.

     7. NO OTHER AMENDMENTS OR WAIVERS. Except as specifically stated in this Waiver, this Waiver shall not constitute a waiver of or amendment to any term or condition of the Note Agreement or a waiver of any Event of Default or Default now existing or hereafter arising under the Note Agreement and in all respects the Note Agreement shall remain in full force and effect and unmodified.

     8. GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

     9. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                                                       [Signature Page to Waiver
                                                        and Amendment Agreement]

EXECUTED under seal as of the date first above written.

                                          MARKET HUB PARTNERS, L.P.

                                          By: Market Hub Partners, Inc., the
                                               general partner
                                          By: /s/ Anthony J. Clark
                                              Vice President and Chief
                                              Financial Officer

                                          JOHN HANCOCK MUTUAL LIFE
                                            INSURANCE COMPANY
                                          By: /s/ Eileen M. Forde
                                              Investment officer

                                          BARNETT & CO. (as nominee of
                                            Signature IA (Cayman), Ltd.,
                                             beneficial owner of Senior
                                             Note No. 3)

                                          By: /s/ George Flores

                                          CIG & CO. (as nominee of Connecticut
                                            General Life Insurance Company,
                                            beneficial owner of Senior Notes
                                            Nos. 4, 5 and 8)

                                          By: /s/ James G. Schelling
                                                  James G. Schelling
                                                      Partner

                                          CIG & CO. (at the direction of The
                                           Lincoln National Life Insurance
                                           Company, beneficial owner of Senior
                                           Note No. 6)

                                          By: /s/ James G. Schelling
                                                  James G. Schelling
                                                      Partner

                                                    [Signature of Page to Waiver
                                                        and Amendment Agreement]

                                         CIG & CO. (at the direction of Lincoln
                                          Life and Annuity Company of New York,
                                          beneficial owner of Senior Note No. 7)

                                          By: /s/JAMES G. SCHELLING
                                                 James G. Schelling
                                                      Partner

                                         CIG & CO. (as nominee of Connecticut
                                          General Life Insurance Company,
                                          beneficial owner of Senior Note Nos. 9
                                          and 10, on behalf of one or more
                                          separate accounts)

                                          By: /s/JAMES G. SCHELLING
                                                 James G. Schelling
                                                      Partner

                                        CIG & CO. (as nominee of Life
                                         Insurance Company of North America,
                                         beneficial owner of Senior Note No. 11)

                                          By: /s/JAMES G. SCHELLING
                                                 James G. Schelling
                                                      Partner

                                        TRAL & CO. (as nominee of The
                                         Travelers Insurance Company, beneficial
                                         owner of Senior Note No. 12)

                                          By:  /s/ Frank G. Pattison
                                               Frank G. Pattison
                                               Attorney-in-fact

                                          MASSACHUSETTS MUTUAL LIFE
                                            INSURANCE COMPANY

                                          By:  /s/ Richard C. Morrison
                                               Richard C. Morrison
                                               Managing Director

                                                       [Signature Page to Waiver
                                                        and Amendment Agreement]

                                          CM LIFE INSURANCE COMPANY

                                          By:  /s/ RICHARD C. MORRISON
                                                   Investment Officer

                                        GERLACH & CO. (as nominee for
                                         MassMutual Corporate Value Partners
                                         United, beneficial owner of Senior Note
                                           No. 17)

                                          By:  _________________________________

                             DIRECTION TO CIG & CO.

     The Lincoln National Life Insurance Company, as beneficial owner of Market Hub Partners' 10.09% Senior Note No. 6 issued in the original principal amount of $1,950,375 in favor of CIG & CO., and Lincoln Life and Annuity Company of New York, as beneficial owner of Market Hub Partners' 10.09% Senior Note No. 7 issued in the original amount of 572,250 in favor of CIG & CO., hereby authorize and direct CIG & CO. to execute and deliver the foregoing Waiver and Amendment on their behalf with respect to their interests, respectively, in Senior Note No. 6 and Senior Note No. 7.

                                          THE LINCOLN NATIONAL LIFE INSURANCE
                                            COMPANY
                                          By Lincoln Investment Management, Inc.
                                          Its Attorney-in-Fact
                                          By: /s/ TIMOTHY L. POWELL
                                                  Timothy L. Powell
                                                  Vice President

                                          LINCOLN LIFE & ANNUITY COMPANY OF
                                            NEW YORK
                                          By Lincoln Investment Management, Inc.
                                          Its Attorney-in-Fact
                                          By: /s/ TIMOTHY L. POWELL
                                                  Timothy L. Powell
                                                  Vice President